UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 22, 2004

PAIN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29959	91-1911336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

416 BROWNING WAY

SOUTH SAN FRANCISCO, CA 94080

(Address of principal executive offices, including zip code)

650-624-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. REGULATION FD DISCLOSURE

On September 22, 2004, Pain Therapeutics, Inc. (the “Company”) issued a press release announcing its intention to offer eight million shares of common stock in an underwritten public offering under the Company’s previously filed shelf Registration Statement on Form S-3 (File No. 333-115362, the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on June 28, 2004. A copy of the press release is attached to this report as Exhibit 99.1.

Pursuant to General Instruction B.2 of Form 8-K, the press release attached as Exhibit 99.1 is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, but is instead furnished for purposes of that instruction.

Item 8.01. OTHER EVENTS

On September 22, 2004, the Company filed a Rule 424(b)(5) preliminary prospectus supplement and accompanying preliminary prospectus with the Securities and Exchange Commission in connection with the Registration Statement containing information attached to this Current Report on Form 8-K as exhibit 99.2.

The Company is also filing as exhibit 5.1 to this Current Report on Form 8-K an opinion of counsel.

This Current Report is being filed for the purpose of incorporating the information from the prospectus supplement and opinion of counsel attached as exhibits hereto by reference into this report and into the Registration Statement.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit No.	Description
5.1	Legal Opinion of Wilson Sonsini Goodrich & Rosati P.C.

99.1	Press release dated September 22, 2004 announcing the Company’s underwritten common stock offering

99.2	Information from Preliminary Prospectus Supplement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAIN THERAPEUTICS, INC.

By:	/s/ Peter S. Roddy
Peter S. Roddy
Chief Financial Officer

Date: September 22, 2004

EXHIBIT INDEX

Exhibit No.	Description
5.1	Legal Opinion of Wilson Sonsini Goodrich & Rosati P.C.

99.1	Press release dated September 22, 2004 announcing the Company’s underwritten common stock offering

99.2	Information from Preliminary Prospectus Supplement